UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2009

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15898	04-2623104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 828-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2006 Incentive Compensation Plan

At the Annual Meeting of Stockholders of Casual Male Retail Group, Inc., a Delaware corporation (the “Company”), held on August 27, 2009 (the “Annual Meeting”), the Company’s stockholders approved an increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2006 Incentive Compensation Plan (the “2006 Plan”) from 2,500,000 shares to 3,250,000 shares.

The Company’s principal executive officer, principal financial officer and its named executive officers, along with the Company’s other employees, officers, directors and consultants, are eligible to participate in the 2006 Plan. The terms of the 2006 Plan provide for grants of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, other stock-related awards and performance awards that may be settled in cash, stock or other property. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan, which is included as Appendix C to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 30, 2009.

Appointment of Officer

Effective Friday, August 28, 2009, the Company appointed Peter H. Stratton, Jr. as the Company’s Senior Vice President of Finance, Corporate Controller and Chief Accounting Officer, succeeding Sheri A. Knight who resigned from the position.

Mr. Stratton joined the Company on June 15, 2009 as the Company’s Vice President of Finance. The Company entered into an Employment Agreement, dated June 15, 2009 (the “Employment Agreement”), with Mr. Stratton, which remains in effect until terminated by either party. The Employment Agreement provides that Mr. Stratton will be paid a base salary of $200,000 per year and will receive an annual automobile allowance of $7,200. Mr. Stratton will also be eligible to participate in the Company’s Annual Incentive Plan at 35% of his actual annual base salary, as defined in that plan, and in its Long Term Incentive Plan at a target incentive rate of 70% of his combined actual annual base earnings, as defined in that plan.

The Employment Agreement provides that in the event that Mr. Stratton’s employment is terminated by the Company at any time for any reason other than “justifiable cause” (as defined in the Employment Agreement), disability or death, the Company is required to pay to him his then current base salary for five months after the effectiveness of such termination. In the event Mr. Stratton’s employment is terminated at any time during the twelve months following a Change in Control (as defined in the Employment Agreement) other than for “justifiable cause,” the Company must pay him an amount equal to twelve months of base annual salary in effect at the time of the termination, subject to mitigation in accordance with the terms of the Employment Agreement. Mr. Stratton has also agreed to maintain the confidentiality of the Company’s confidential information and not to compete with the Company while his Employment Agreement is in effect and for a period of two years thereafter.

This description of the Employment Agreement is fully qualified by reference to the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 27, 2009, the stockholders of the Company approved certain amendments to the Restated Certificate of Incorporation of the Company, as amended (the “Certificate,” and, together with the Reclassification Amendment and Capitalization Amendment described below, the “Certificate of Incorporation”), to (a) reclassify the Company’s existing common stock, par value $0.01 per share (“Old Common Stock”), into shares of new common stock, par value $0.01 per share (“Common Stock”), and impose restrictions on transfer of the Common Stock in certain circumstances (the “Reclassification Amendment”); and (b) increase the authorized number of shares of the Company’s Common Stock from 75,000,000 shares to 100,000,000 shares (the “Capitalization Amendment”). The restrictions on transfer prohibit certain future transfers of the Company’s capital stock, including the Common Stock, that could adversely affect the Company’s ability to utilize its net operating loss carry-forwards and certain income tax credits to reduce its federal income taxes. Pursuant to the Reclassification Amendment, each share of the Company’s Old Common Stock was automatically reclassified into one share of Common Stock (the “Reclassification”).

The Reclassification Amendment and Capitalization Amendment were adopted by the Company’s stockholders at the Company’s Annual Meeting. The proposals to adopt the Reclassification Amendment and Capitalization Amendment were disclosed in the Company’s definitive proxy statement that was first distributed to its stockholder on or about July 30, 2009 in connection with the Annual Meeting.

The Capitalization Amendment

The Capitalization Amendment effected an increase in the authorized number of shares of the Company’s Common Stock from 75,000,000 shares to 100,000,000 shares. As a result, as of August 27, 2009, the date of filing of the Capitalization Amendment, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share.

The Reclassification Amendment

The Reclassification Amendment prohibits certain future transfers of the Company’s capital stock (or options, warrants or other rights to acquire capital stock, or securities convertible or exchangeable into capital stock) that could adversely affect the Company’s ability to utilize its net operating loss carryforwards (“NOLs”) and certain income tax credits to reduce its federal income taxes. Except for the restrictions noted below, the reclassified shares of Common Stock have the same rights and preferences as the Old Common Stock.

The Reclassification Amendment generally restricts any person or entity from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the Company’s stock (or options, warrants or other rights to acquire such stock, or securities convertible or exchangeable into such stock), to the extent that the transfer would (i) create or result in an individual or entity becoming a 5-percent stockholder of the Company’s stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations (which the Reclassification

Amendment refers to as a “Five Percent Shareholder”) or (ii) increase the stock ownership percentage of any existing Five Percent Shareholder. The Reclassification Amendment does not prevent transfers that are sales by a Five Percent Shareholder, although it does restrict any purchasers that seek to acquire shares from a Five Percent Shareholder to the extent that the purchaser is or would become a Five Percent Shareholder.

The Reclassification Amendment provides that any transfer that violates the provisions of the Reclassification Amendment shall be null and void ab initio and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Reclassification Amendment (which are referred to as “Excess Securities”). The purported transferee will not be entitled to any rights as a stockholder of the Company with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by the Company for the limited purpose of consummating an orderly arm’s-length sale of such shares to a permitted buyer or buyers, which may include the purported transferor or the Company. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which the Company’s securities may be traded. The agent, in its sole discretion, will effect such sale or sales in an orderly fashion and will not be required to effect any such sale within any specific time frame if, in the agent’s discretion, such sale or sales would disrupt the market for the Company’s securities, would adversely affect the value of the Company’s securities or would be in violation of applicable securities laws. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will go to the purported transferor, or, if the purported transferor cannot be readily identified, to a charity designated by the board of directors of the Company. The Reclassification Amendment also provides the Company with various remedies to prevent or respond to a purported transfer that violates its provisions. In particular, the Reclassification Amendment provides that any person who knowingly violates the Reclassification Amendment, together with any persons in the same control group with such person, are jointly and severally liable to the Company for such amounts as will put it in the same financial position as it would have been in had such violation not occurred.

The transfer restrictions and other provisions of the Reclassification Amendment will terminate when the Company’s board of directors determines in good faith that it is in the best interest of the Company and its stockholders for the transfer restrictions imposed by the amendment to terminate.

The foregoing descriptions of the Capitalization Amendment and the Reclassification Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such amendments, which are filed as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

The following is a description of certain provisions of the Company’s Common Stock. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Certificate of Incorporation and by the provisions of applicable law.

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share.

Except for the restrictions on transfer set forth in the Recapitalization Amendment and described below, the shares of Common Stock have the same rights and preferences as shares of Old Common Stock.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds. In the event the Company is liquidated, dissolved or its affairs are wound up, after the Company pays or makes adequate provision for all of its known debts and liabilities, each holder of Common Stock will receive dividends pro rata out of assets that the Company can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights

Holders of Common Stock will have the exclusive power to vote on all matters presented to the Company’s stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock. Holders of Common Stock are entitled to one vote per share. There is no cumulative voting in the election of the

Company’s directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of the Company’s securities.

Certain Transfer Restrictions

As a result of the Reclassification, the Company’s shares of Common Stock are subject to transfer restrictions such that holders of Common Stock are restricted from attempting to transfer (which includes any direct or indirect acquisition, sale, transfer, assignment, conveyance, pledge or other disposition) any of the shares of Common Stock (or options, warrants or other rights to acquire the Company’s stock, or securities convertible or exchangeable into Common Stock), to the extent that transfer would (i) create or result in an individual or entity becoming a 5-percent shareholder of the Company’s stock for purposes of Section 382 of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations (which are referred to as a “Five Percent Shareholder”) or (ii) increase the stock ownership percentage of any existing Five Percent Shareholder.

Transfers that violate the provisions of the Certificate of Incorporation will be null and void ab initio and will not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Certificate of Incorporation (which shares are referred to as “Excess Securities”). The purported transferee will not be entitled to any rights as a Company stockholder with respect to the Excess Securities. Instead, the purported transferee would be required, upon demand by the Company, to transfer the Excess Securities to an agent designated by the Company for the limited purpose of consummating an orderly arm’s-length sale of such shares to a permitted buyer or buyers, which may include the purported transferor or the Company. Any such sales would occur in privately negotiated transactions or over a national securities exchange or national securities quotation system on which the Company’s securities may be traded. The agent, in its sole discretion, will effect such sale or sales in an orderly fashion and will not be required to effect any such sale within any specific time frame if, in the agent’s discretion, such sale or sales would disrupt the market for the Company’s securities, would adversely affect the value of the Company’s securities or would be in violation of applicable securities laws. The net proceeds of the sale will be distributed first to reimburse the agent for any costs associated with the sale, second to the purported transferee to the extent of the price it paid, and finally any additional amount will go to the purported transferor, or, if the purported transferor cannot be readily identified, to a charity designated by the board of directors of the Company.

The transfer restrictions and other provisions of the Reclassification Amendment will terminate when the Company’s board of directors determines in good faith that it is in the best interest of the Company and its stockholders for the transfer restrictions imposed by the amendment to terminate.

All shares of the Common Stock that have been issued in exchange for shares of the Old Common Stock in the Reclassification are fully paid and nonassessable.

The Reclassification has an “anti-takeover” effect because, among other things, the Common Stock issued in exchange for the Old Common Stock restricts the ability of a person, entity or group to accumulate more than five percent of the Company’s Common Stock and the ability of persons, entities or groups now owning more than five percent of the outstanding shares of Common Stock from acquiring additional shares of the Company’s Common Stock without the approval of the Company’s Board of Directors.

Transfer Agent

The transfer agent and registrar for the Company’s Common Stock is American Stock Transfer & Trust Company. Its address is 59 Maiden Lane, Plaza Level, New York, NY 10038.

Listing

The Common Stock is listed on the Nasdaq Global Select Market under the symbol “CMRG.”

Certain Anti-Takeover Provisions of the Certificate of Incorporation, Bylaws, Shareholder Rights Agreement and Delaware Law

The following is a summary of certain anti-takeover provisions of Delaware law, the Certificate of Incorporation, the Company’s bylaws and the Company’s Shareholder Rights Agreement, as amended, which affect the Company and its stockholders. The description below is intended as only a summary. You can access complete information by referring to Delaware General Corporation Law, the Certificate of Incorporation, the Company’s bylaws and the Company’s Shareholder Rights Agreement, as amended, and the following summary is qualified in its entirety by reference to such documents and the applicable provisions of the Delaware General Corporation Law.

Special Meetings of Stockholders

The Company’s bylaws provide that, except as otherwise required by law and subject to the rights, if any, of the holders of any series of preferred stock, only the Company’s board of directors may call a special meeting of stockholders.

Advance Notice of Director Nominations and Stockholder Proposals

The Company’s Bylaws include advance notice and informational requirements and time limitations on any director nomination or any new proposal which a stockholder wishes to make at an annual meeting of stockholders. Generally, a stockholder’s notice of a director nomination or proposal will be timely if delivered to the Company’s corporate secretary at the Company’s principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting.

Blank Check Preferred Stock

The Company has shares of preferred stock available for future issuance without stockholder approval, except to the extent holders of preferred stock have a consent right under the terms of their preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Company’s board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Company’s board of directors were to determine that a takeover proposal is not in the best interests of the Company or its stockholders, the Company’s board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Company’s board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Preferred Stock Purchase Rights

On December 8, 2008, the Company’s board of directors adopted a Shareholder Rights Agreement, or the Rights Agreement, under which the board of directors authorized and declared a dividend of one preferred stock purchase right for each share of the Company’s common stock. Each right entitles the registered holder of Common Stock to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $5.00 per share, subject to adjustment. The rights become exercisable upon the occurrence of certain events and may make the acquisition of the Company more difficult and expensive. Under the terms of the Rights Agreement, in the event a person or group obtains beneficial ownership of 15% or more of the Common Stock, then under certain circumstances holders of the rights will have the ability to purchase, for the $5.00 purchase price, as adjusted, either (i) a number of shares of Common Stock having a market value of twice the purchase price or (ii) in the event of a business combination or sale in which the Company is not the surviving corporation, a number of shares of Common Stock of the surviving corporation having a market value of twice the purchase price. The rights will expire at the close of business on December 8, 2009, unless earlier redeemed or exchanged by the Company.

The Rights Agreement may delay or prevent an acquisition of the Company that stockholders may consider favorable, which could decrease the value of the Company’s Common Stock.

Section 203 of the Delaware General Corporation Law

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions the Company’s board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders.

These provisions of Delaware law and the Certificate of Incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Company’s Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated August 27, 2009.

3.2	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated August 27, 2009.

10.1	Casual Male Retail Group, Inc. 2006 Incentive Compensation Plan, as amended (included as Appendix C to the Company’s Definitive Proxy Statement filed with the SEC on July 30, 2009, and incorporated herein by reference).

10.2	Employment Agreement between the Company and Peter Stratton, Jr. dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

Date: August 28, 2009	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated August 27, 2009.

3.2	Certificate of Amendment to Restated Certificate of Incorporation, as amended, dated August 27, 2009.

10.1	Casual Male Retail Group, Inc. 2006 Incentive Compensation Plan, as amended (included as Appendix C to the Company’s Definitive Proxy Statement filed with the SEC on July 30, 2009, and incorporated herein by reference).

10.2	Employment Agreement between the Company and Peter Stratton, Jr. dated June 15, 2009.